Exhibit 99.3

CHARTER OF THE NOMINATING AND CORPORATE GOVERNANCE COMMITTEE
OF THE BOARD OF DIRECTORS OF IONETIX CORPORATION
(As Adopted May 18, 2026)

1.	Purpose

1.1	The purpose of the Nominating and Corporate Governance Committee (the “Committee”) of the Board of Directors (the “Board”) of Ionetix Corporation (the “Company”) is to (i) assist the Board by identifying and evaluating prospective director nominees and recommending to the Board the director nominees for the next annual meeting of stockholders; (ii) recommend to the Board the directors that shall serve on each committee of the Board; (iii) develop and recommend to the Board the governance guidelines applicable to the Company; (iv) oversee the evaluation of the Board, its committees and management; and (v) monitor and oversee governance and compliance matters.

1.2	The Board and management shall ensure that the Committee has adequate funding and other resources and authority to discharge its responsibilities as determined by the Committee.

2.	Membership & Organization

2.1	The Committee will consist of at least three (3) members of the Board, all of whom in the judgment of the Board shall be independent in accordance with the listing standards of The Nasdaq Stock Market LLC (“NASDAQ”), except as otherwise permitted by the rules of NASDAQ and the rules and regulations of the Securities and Exchange Commission (“SEC”) as may be in effect from time to time.

2.2	The members of the Committee will be appointed by, and serve at, the discretion of the Board for such term or terms as the Board may determine or until earlier resignation or death, and may be replaced by the Board at any time and for any reason. Unless a chair is designated by the Board, the members of the Committee may appoint a chair of the Committee (the “Chair”).

3.	Responsibilities

In addition to such other responsibilities as may be delegated to the Committee from time-to-time by the Board, the Committee shall:

3.1	At least annually review and make recommendations to the Board concerning the size, composition, and organization of the Board and its committees, and appointments thereto, and determine future requirements;

3.2	Work with the Board on a periodic basis to determine the desired qualifications, expertise, and characteristics for directors, aiming to develop a highly qualified Board with a diverse background and skill set that contributes to a total mix of viewpoints, knowledge and experience; conduct searches for director candidates that have corresponding attributes; and assess the independence of any candidates identified for consideration;

3.3	Evaluate and recommend nominees for election to the Board, consistent with the criteria approved by the Board, and consider and evaluate stockholder nominations of director candidates validly made by stockholders in accordance with applicable laws, rules and regulations, and the provisions of the Company's governing documents;

3.4	Review, discuss, and recommend to management disclosures for inclusion in the Company’s annual report or annual proxy statement regarding the Company’s governance matters and nomination process;

3.5	Make recommendations for new director orientation and continuing education for Board members;

3.6	Develop and recommend to the Board a set of corporate governance guidelines applicable to the Company and review the guidelines on a periodic basis;

3.7	Review proposed changes to the Company’s Certificate of Incorporation and Bylaws and make recommendations to the Board;

3.8	Determine the manner in which stockholders may send communications to the Board (as a whole or individually), as well as the process by which stockholder communications will be relayed to the Board and what the Board’s response, if any, should be;

3.9	Periodically review and discuss with the CEO and the Board the development and succession plans for senior management positions;

3.10	Consider questions of possible conflicts of interest of Board members and of executive officers; review actual and potential conflicts of interest of Board members and executive officers, other than related party transactions subject to review by the Audit Committee; and approve or prohibit any involvement of such persons in matters that may involve a conflict of interest or taking of a corporate opportunity;

3.11	To the extent not specifically delegated to other committees, oversee and review the Company’s programs, practices, relevant risks and opportunities, measures, objectives and performance relating to environmental, social and governance matters and related disclosures; and make such recommendations to the Board with respect to the integration of such matters into the Company’s business strategy and operations as the Committee determines necessary or appropriate;

3.12	Periodically review this charter and make recommendations to the Board with respect to any proposed changes;

3.13	Consider the development of, and oversee, an annual process for evaluation of the performance of, and compliance with applicable laws and regulations by, the Board and each of its committees, including conducting surveys of director observations, suggestions and preferences;

3.14	Annually review its own performance against the responsibilities outlined in this charter and as otherwise established by the Board;

3.15	If a vacancy on the Board and/or any Board committee occurs, identify, select and recommend candidates to fill such vacancy either by election by stockholders or appointment by the Board;

3.16	Review any director resignation letter tendered to the Company and evaluate and recommend to the Board appropriate action in accordance with the Company’s Corporate Governance Guidelines;

3.17	Periodically assess the directors and officers (“D&O”) insurance policy of the Company and make recommendations to the Board for the Commencement, renewal or amendment of D&O coverage or the replacement of the insurer;

3.18	Assess the policies and practices of the Company with respect to the indemnification of directors by the Company and payments pursuant to such policies and practices;

3.19	Periodically review the Company’s environmental, social, and governance (“ESG”) programs, initiatives, and policies and from time to time make recommendations to the Board regarding ESG matters; and

3.20	Perform such other duties that may be necessary or appropriate in the discharge of the foregoing responsibilities.

4.	Authority

The Committee shall have:

4.1	The authority to form, and delegate authority to, one (1) or more subcommittees, consisting of one (1) or more Committee members, which subcommittee(s) shall have the responsibilities and authority delegated to them, including, if so designated, the full responsibility and authority of the Committee with respect to delegated matters, unless otherwise prohibited by applicable laws or listing standards;

4.2	The sole authority, at the Company’s expense, to retain and terminate any search firm to be used to identify director candidates including sole authority to approve the search firm’s fees and other retention terms; and

4.3	The authority to obtain advice, reports or opinions from internal or external counsel and other expert advisors at the Company’s expense.

5.	Meetings & Minutes

The Committee shall meet at least one (1) time per year and will also meet, as required, in response to the needs of the Board and as necessary to fulfill its responsibilities. The Chair, in consultation with the other members of the Committee, will set the dates, times, places, and agenda of such meetings. The Chair or any other member of the Committee may call meetings of the Committee by notice in accordance with the Company’s bylaws. A majority of the total number of then-serving members of the Committee shall constitute a quorum for the transaction of business at Committee meetings. The approval of a majority of such quorum shall constitute a valid act of the Committee at a duly held Committee meeting. The Committee may also act by unanimous written consent of the then-serving members of the Committee.

The Committee will maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board.

6.	Reports

The Committee will make regular reports to the Board related to its discussions and activities, including any significant issues or concerns that arise at its meetings, prepare all reports and recommendations to the Board as necessary or appropriate, in each case in accordance with applicable SEC rules and regulations.

7.	Compensation

Members of the Committee shall receive such compensation, if any, for their service as Committee members pursuant to the Company’s Corporate Governance Guidelines, if applicable, or otherwise in accordance with the Company’s standard compensation arrangements for non-employee directors.

8.	Website Posting

The Committee’s charter shall be made available on the Company’s website.

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